70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. EXPANDS BOARD
OF DIRECTORS
_______________________________________

MELVILLE, NY – June 8, 2009 – Nu Horizons Electronics Corp. (NASDAQ:NUHC), a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions, today announced that its Board of Directors voted to expand the board to nine members from the current seven and subsequently appointed Steven J. Bilodeau and James Estill to fill the newly created vacancies. Mr. Bilodeau will join the board of directors as a Class III Director, which has a term expiring at the company’s 2011 annual meeting of stockholders and Mr. Estill will join the board of directors as a Class I Director, which has a term expiring at the company’s 2009 annual meeting of stockholders. Mr. Bilodeau has also been appointed to serve on the company’s audit, compensation and nominating committees.

Before his recent retirement, Mr. Bilodeau was the chief executive officer and president of SMSC (also known as Standard Microsystems Corporation) from March 1999 to October 2008, and is currently a director and non-executive chairman of SMSC.  He has also been a director of Conexant Systems Inc. since February 2004 and of Gennum Corporation since March 2008.

Mr. Estill, as previously announced, joined Nu Horizons as its President and Chief Executive Officer on June 1, 2009 and has now been named as a Director of the Company.

Arthur Nadata, the company’s executive chairman, stated “We expect that Steve Bilodeau’s service as an executive officer and director of semiconductor companies such as SMSC, Conexant and Gennum, all of which are suppliers to the company, will prove invaluable in helping to guide the company through these challenging economic times. We are pleased to have him join Nu Horizons’ board of directors. We also welcome Jim Estill’s participation as a director of the Company.”

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward looking statements.  When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the company’s products, the competitive environment within the electronics industry, the ability of the company to continue to expand its operations, the level of costs incurred in connection with the company’s expansion efforts, the financial strength of the company’s customers and suppliers, the current economic and credit crisis and risks and costs related to the pending Vitesse-related SEC internal investigation.  Investors are also directed to consider other risks, costs and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.  Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity.  The company does not undertake any obligation to update its forward-looking statements.

Company Contacts:
Kurt Freudenberg
Executive Vice President & Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000